A special meeting of the fund's shareholders was held on September 18, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To continue the effectiveness of Article VII, Section 7.04 of the Trust Instrument.*
	# of Votes	% of Votes
Affirmative	6,511,783,345.77	89.614
Against	329,788,951.35	4.539
Abstain	424,881,474.30	5.847
TOTAL	7,266,453,771.44	100.00
PROPOSAL 2
To authorize the Trustees to increase the maximum number of Trustees.
	# of Votes	% of Votes
Affirmative	6,174,927,725.18	84.970
Against	712,670,799.14	9.807
Abstain	379,594,777.11	5.223
TOTAL	7,267,193,301.44	100.00
PROPOSAL 3
To authorize the Trustees to clarify the scope of the Trustees' authority regarding reorganization or termination.
	# of Votes	% of Votes
Affirmative	6,439,152,741.46	88.615
Against	425,316,228.98	5.853
Abstain	401,984,800.99	5.532
TOTAL	7,266,453,771.44	100.00
PROPOSAL 4
To authorize the Trustees to enter into management contracts on behalf of a new fund.
	# of Votes	% of Votes
Affirmative	6,338,720,043.33	87.233
Against	515,498,905.70	7.094
Abstain	412,234,822.39	5.673
TOTAL	7,266,453,771.44	100.00
PROPOSAL 5
To elect the thirteen nominees specified below as Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	6,851,815,006.82	94.284
Withheld	415,378,294.62	5.716
TOTAL	7,267,193,301.44	100.00
Ralph F. Cox
Affirmative	6,844,170,409.98	94.179
Withheld	423,022,891.45	5.821
TOTAL	7,267,193,301.44	100.00
Phyllis Burke Davis
Affirmative	8,837,990,754.53	94.094
Withheld	429,202,546.90	5.906
TOTAL	7,267,193,301.44	100.00
Robert M. Gates
Affirmative	6,848,331,141.02	94.236
Withheld	418,862,160.41	5.764
TOTAL	7,267,193,301.44	100.00
Abigail P. Johnson
Affirmative	6,843,142,530.03	94.165
Withheld	424,050,771.41	5.835
TOTAL	7,267,193,301.44	100.00
Edward C. Johnson 3d
Affirmative	6,841,466,145.60	94.142
Withheld	425,727,155.83	5.858
TOTAL	7,267,193,301.44	100.00
Donald J. Kirk
Affirmative	6,851,738,187.32	94.283
Withheld	415,455,114.11	5.717
TOTAL	7,267,193,301.44	100.00
	# of Votes	% of Votes
Marie L. Knowles
Affirmative	6,857,370,417.96	94.361
Withheld	409,822,883.48	5.639
TOTAL	7,267,193,301.44	100.00
Ned C. Lautenbach
Affirmative	6,851,940,663.63	94.286
Withheld	415,252,637.80	5.714
TOTAL	7,267,193,301.44	100.00
Peter S. Lynch
Affirmative	6,853,081,588.47	94.302
Withheld	414,111,712.97	5.698
TOTAL	7,267,193,301.44	100.00
Marvin L. Mann
Affirmative	6,848,011,036.87	94.232
Withheld	419,182,264.57	5.768
TOTAL	7,267,193,301.44	100.00
William O. McCoy
Affirmative	6,849,963,495.72	94.259
Withheld	417,229,805.72	5.741
TOTAL	7,267,193,301.44	100.00
William S. Stavropoulos
Affirmative	6,831,136,964.06	94.000
Withheld	436,056,337.38	6.000
TOTAL	7,267,193,301.44	100.00
PROPOSAL 8
To approve an amended management contract for the fund.
	# of Votes	% of Votes
Affirmative	1,299,118,619.96	89.122
Against	86,316,720.84	5.921
Abstain	71,777,035.55	4.924
Broker Non-Votes	481,047.00	0.033
TOTAL	1,457,693,423.35	100.00
PROPOSAL 11
To modify the fund's fundamental 80% investment policy.
	# of Votes	% of Votes
Affirmative	1,292,989,322.33	88.701
Against	90,354,601.39	6.198
Abstain	73,868,452.63	5.067
Broker Non-Votes	481,047.00	0.033
TOTAL	1,457,693,423.35	100.00
PROPOSAL 12
To amend the fund's fundamental investment limitation concerning diversification.
	# of Votes	% of Votes
Affirmative	1,265,124,521.95	86.789
Against	119,992,577.42	8.232
Abstain	72,095,276.98	4.946
Broker Non-Votes	481,047.00	0.033
TOTAL	1,457,693,423.35	100.00
PROPOSAL 13
To amend the fund's fundamental investment limitation concerning underwriting.
	# of Votes	% of Votes
Affirmative	1,260,162,459.93	86.449
Against	123,392,782.86	8.330
Abstain	75,622,966.84	5.188
Broker Non-Votes	481,047.00	0.033
TOTAL	1,457,693,423.35	100.00
PROPOSAL 14
To amend the fund's fundamental investment limitation concerning lending.
	# of Votes	% of Votes
Affirmative	1,251,294,600.71	85.841
Against	123,392,782.86	8.465
Abstain	82,524,992.78	5.661
Broker Non-Votes	481,047.00	0.033
TOTAL	1,457,693,423.35	100.00
*Denotes trust-wide proposals and voting results.